SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

NYMEX HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4)	Date Filed:

Notice No.: 06-563

October 27, 2006

To:	All NYMEX Stockholders

From:	Donna Talamo, Vice President and Assistant Corporate Secretary

NYMEX Stockholders to Vote on COMEX Transaction - Special Meeting of

NYMEX Stockholders - Tuesday, October 31, 2006

Please be advised that the Definitive Proxy Statement and Proxy Card in connection with the COMEX Transaction were mailed on Friday, October 20, 2006 to NYMEX Stockholders who were Stockholders of record on September 12, 2006. Please note that if your address of record is a maildrop at One North End Avenue, you can obtain the documents from that location. If you have not received these documents, please contact Donna Talamo, Vice President and Assistant Corporate Secretary at (212) 299-2372.

The Special Meeting of NYMEX Stockholders to vote on the COMEX Transaction will be held next week on Tuesday, October 31, 2006. If you wish to vote by proxy, you need not attend this meeting to cast your vote. Please refer to the Proxy Statement for voting instructions.

AS THE DEADLINE TO SUBMIT YOUR PROXY VOTE IS 3:00 P.M. ON OCTOBER 31, 2006, IT IS ADVISABLE THAT YOU RETURN YOUR PROXY VOTE BY FAX AT THIS TIME.

Inquiries regarding the aforementioned may be directed to Donna Talamo, Vice President and Assistant Corporate Secretary at (212) 299-2372.

Statement Regarding Available Information

Please note this is not intended to be a solicitation for proxy. In connection with the proposed COMEX Transaction, NYMEX has filed with the Securities and Exchange Commission and distributed to its stockholders a proxy statement. NYMEX’s stockholders are urged to read the proxy statement in its entirety, and any other related documents NYMEX may issue, because they will contain important information about NYMEX, the transaction, the persons soliciting proxies in connection with the transaction and the interests of these persons in the transaction and related matters. These documents may be obtained for free at the SEC’s website (www.sec.gov). Additional information on how to obtain these documents from NYMEX will be made available to stockholders.

NYMEX, and its directors and officers, may be deemed to be participants in the solicitation of proxies from NYMEX’s stockholders in connection with the proposed private placement. Information about the directors and executive officers of NYMEX and their ownership of NYMEX stock is set forth in the proxy statement. Information regarding the interests of NYMEX’s directors and executive officers in the proposed private placement are included in the proxy statement.

A registration statement relating to the securities to be sold in the offering has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Should you have any questions or require any further information, please contact dtalamo@nymex.com.